UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2007
Lakes Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Minnetonka, Minnesota		55305

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 449-9092

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
Second Amendment to Amended and Restated Memorandum of Agreement

Item 1.01. Entry into Material Definitive Agreement.
Amendment to Gaming Development and Management Agreement
     On March 20, 2007, Lakes Entertainment, Inc. (“Lakes”) received notification that the National Indian Gaming Commission (“NIGC”) approved the Second Amendment dated January 23, 2007 to First Amended and Restated Memorandum of Agreement Regarding Gaming Development and Management Agreement between the Shingle Springs Band of Miwok Indians and Lakes KAR — Shingle Springs, LLC. (“Agreement”), making it effective as of March 20, 2007. The Agreement increases the maximum amount of the advances Lakes may make to the Shingle Springs Band of Miwok Indians (“Tribe”) pursuant to the transition loan from $50 million to $60 million, and pursuant to the land acquisition loan from $10 million to $15 million. The Agreement also increases the cap for the facility loan (which equals the cost of construction and initial costs of operations) from $450 million to $550 million. The Agreement does not require Lakes to increase its advances beyond its current commitments to the Tribe. Instead, the Agreement is necessary to ensure that Lakes has NIGC approval of all advances made to the Tribe that are within the maximum amounts permitted under the Agreement, thereby ensuring repayment by the Tribe.
     A copy of the Agreement is attached as an exhibit to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.
     (a)       Not Applicable
     (b)       Not Applicable
     (c)       Exhibits
10.1	Second Amendment dated January 23, 2007 to First Amended and Restated Memorandum of Agreement Regarding Gaming Development and Management Agreement between the Shingle Springs Band of Miwok Indians and Lakes KAR — Shingle Springs, LLC.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: March 23, 2007	/s/Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer

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